UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2025

CHURCHILL CAPITAL CORP IX

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42041	86-1885237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

640 Fifth Avenue, 14th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 380-7500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-quarter of one redeemable warrant	CCIXU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CCIX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	CCIXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2025, the board of directors (the “Board”) of Churchill Capital Corp IX (the “Company”) appointed Paul D. Lapping as a director and as a member of the audit committee and the compensation committee of the Board, effective as of April 18, 2025. He will serve as a member of the second class of directors, which term will expire at the Company’s second annual general meeting.

Paul D. Lapping, age 62, is the Manager of Jakal Investments, LLC, a private investment firm he founded in 2005 that focuses on technology, healthcare, fintech, and artificial intelligence sectors. From January 2011 to October 2012, Mr. Lapping served as Chief Operating Officer of SuRo Capital Corp. (NASDAQ: SSSS), a publicly traded, growth-stage venture capital firm. Prior to that, Mr. Lapping served as a Director and Chief Financial Officer of New University Holdings Corp., a capital pool company listed on the TSX Venture Exchange, from August 2010 to August 2011. From October 2009 to May 2011, Mr. Lapping was Chief Financial Officer, Treasurer, Secretary, and a Director of 57th Street General Acquisition Corp., a special purpose acquisition company (“SPAC”). Between 2007 and 2009, he served as Chief Financial Officer, Treasurer, and Secretary of Alternative Asset Management Acquisition Corp., also a SPAC. From 1995 to 2003, Mr. Lapping was a General Partner of Minotaur Partners II, L.P. and Merchant Partners, L.P., private equity partnerships focused on middle-market investments. From 1991 to 1995, Mr. Lapping led corporate development at Montgomery Ward Holding Corp., a diversified retail and direct marketing company. From 1988 to 1991, Mr. Lapping worked at Farley Industries, Inc., and its affiliated companies, including Fruit of the Loom, Inc., and West Point-Pepperell, Inc., in corporate development and finance roles. Earlier in his career, Mr. Lapping worked with Golder, Thoma and Cressey, a private equity firm, and in the mergers and acquisitions group at Salomon Brothers Inc. Mr. Lapping is a Certified Public Accountant. He holds a Bachelor of Science degree from the University of Illinois and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Lapping is well qualified to serve as a member of the Board based on his extensive investment and management experience in the technology, healthcare, fintech, and artificial intelligence sectors.

No family relationships exist between Mr. Lapping and any other directors or executive officers of the Company. Mr. Lapping is not party to any arrangements with any other person pursuant to which he was nominated as a director. There are no transactions to which the Company is or was a participant and in which Mr. Lapping has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with his appointments, Mr. Lapping signed a joinder to that certain letter agreement dated as of May 1, 2024, by and among the Company, its officers, its directors and Churchill Sponsor IX LLC, pursuant to which, among other things, the signatories agreed to waive certain redemption rights and to vote any ordinary shares of Company they hold in favor of an initial business combination. Mr. Lapping also entered into a standard director indemnity agreement with the Company, a form of which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 22, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL CAPITAL CORP IX

	By:	/s/ Jay Taragin
	Name:	Jay Taragin
	Title:	Chief Financial Officer

Dated: April 22, 2025